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                                                                EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated March 16, 1998 on our audits of the consolidated financial statements and financial statement schedule of Lason, Inc. We also consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data."


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
July 29, 1998